UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

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EXPLANATORY NOTE

Banzai International, Inc. (the “Company,” “we,” “our,” or “us”) is filing these definitive additional proxy materials with respect to the definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 15, 2025 (the “Definitive Proxy Statement”), for the annual shareholder meeting scheduled on January 15, 2026, in order to correct two inadvertent clerical errors in the Definitive Proxy Statement: (i) references to CBIZ CPAs P.C. (“CBIZ”) and (ii) omitting to state that the Report of Independent Registered Public Accounting Firm for the audit of our financial statements for the year ended December 31, 2024, was dual dated (the “Audit Date”). Our independent auditor for the fiscal year ended December 31, 2024, was Marcum LLP (“Marcum”).

1.	CBIZ References. On November 1, 2024, CBIZ acquired the attest business of Marcum. In the Definitive Proxy Statement, we inadvertently, and mistakenly refer to Marcum as CBIZ. Accordingly, the Definitive Proxy Statement is hereby amended and restated such that all references to CBIZ included therein are hereby replaced with Marcum.

2.	Audit Date. The audited financial statements for the year ended December 31, 2024 (the “2024 Audit”), was audited by Marcum. Following the original audit, which was included in our annual report on Form 10-K for the year ended December 31, 2024 (the “2024 10K”), we effected a reverse stock split on July 8, 2025 (the “Split”). Accordingly, when the 2024 Audit was required to be included in filings made after the Split, we updated the 2024 Audit to reflect it; the quarterly report on Form 10-Q for the quarter ended September 30, 2025, which was included with the Definitive Proxy Statement, reflects the Split. As part of that updating, Marcum revised the date of the 2024 Audit to “April 15, 2025, except for Note 3 as to which the date is September 12, 2025,” which included a full retrospective application of the Split for all periods presented. The 2024 10K, which was sent to you with the Definitive Proxy Statement, included the original 2024 Audit and corresponding audit report, and therefore the adjustments were not included therein. We are hereby incorporating by reference Banzai’s Audited Consolidated Financial Statements as of and for the years ended December 31, 2024 and 2023, that were included in the registration statement on Form S-1 (File No. 333-292024), which was filed with the SEC on December 9, 2025 (the “S1”), into the Definitive Proxy Statement. You may request a copy of the S1, without charge, by oral or written request directed to our Investor Relations Department at 435 Ericksen Ave NE, Suite 250, Bainbridge Island, WA 98110 or (206) 414-1777, and the same shall be provided to you by first class mail or other equally prompt means within one business day of receipt of such request.

All other information in the Definitive Proxy Statement remains unchanged.

These definitive additional proxy materials should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Except as specifically amended hereby, all information in the Definitive Proxy Statement remains unchanged and the Definitive Proxy Statement continues to be in full force and effect as originally filed. From and after the date hereof, any references to the “Proxy Statement” are to the Definitive Proxy Statement as amended and supplemented hereby. If you have already submitted a proxy and do not wish to change your vote, you need not take any further action. If you have submitted a proxy and wish to change your vote, you may revoke your proxy at any time before the polls close at the by:

● sending a written notice to the Secretary of the Company at the Company’s executive offices stating that you would like to revoke your proxy of a particular date; or

● signing another proxy card with a later date and returning it to the Secretary before the polls close at the meeting.

Please note, however, that if your shares are held in street name by a broker or other nominee and you wish to revoke a proxy, you must contact the broker or nominee to revoke any prior voting instructions.

These Definitive Additional Proxy Materials are dated January 8, 2026